EXHIBIT 99.1

PennantPark Investment Corporation Prices Public Offering of $150 Million 4.50% Unsecured Notes Due 2026

NEW YORK, NY, April 14, 2021 — PennantPark Investment Corporation (the “Company”) (NASDAQ: PNNT) announced that it has priced an underwritten public offering of $150 million in aggregate principal amount of its 4.50% unsecured notes due 2026 (the “Notes”). The Notes will mature on May 1, 2026 and may be redeemed in whole or in part at the Company’s option at any time at par plus a “make-whole” premium, if applicable; provided that the Notes may be redeemed at par three months prior to their maturity. The Notes will bear interest at a rate of 4.50% per year payable semi-annually on May 1 and November 1 of each year, beginning November 1, 2021.

The offering is expected to close on April 21, 2021, subject to customary closing conditions.

Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc., A Stifel Company, Truist Securities, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for this offering. Compass Point Research & Trading, LLC, JMP Securities LLC, Ladenburg Thalmann & Co. Inc. and Capital One Securities, Inc. are acting as co-managers for this offering.

The Company expects to use the net proceeds from this offering to reduce outstanding obligations under its credit facility, to invest in new or existing portfolio companies or for other general corporate or strategic purposes.

Other Information

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Company before investing. The pricing term sheet, dated April 14, 2021, the preliminary prospectus supplement, dated April 14, 2021, and the accompanying prospectus, dated January 30, 2020, each of which has been filed with the Securities and Exchange Commission (the “SEC”), contain this and other information about the Company and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

The Company’s shelf registration statement is on file and has been declared effective by the SEC. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus.

Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain copies of the preliminary prospectus supplement and the accompanying prospectus from: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, email: prospectus@raymondjames.com, telephone: 800-248-8863; Keefe, Bruyette & Woods, A Stifel Company, Attn: Prospectus Department, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, telephone: 1-800-966-1559, facsimile: 1-212-581-1592 or email: USCapitalMarkets@kbw.com; and Truist Securities Inc., Attn: Prospectus Department, 303 Peachtree Road, Atlanta, GA 30308, telephone: 1-800-685-4786 or email: TSIDocs@Truist.com. You are advised to obtain a copy of the prospectus supplement and accompanying prospectus and to carefully review the information contained or incorporated by reference therein before making any investment decision.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $4.3 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports the Company files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:

Aviv Efrat

PennantPark Investment Corporation

(212) 905-1000